Exhibit 99.1

 Early-Stage Investors Will Resign from Control4 Board of Directors

Resignations Effective as of the Company’s 2015 Annual Meeting of Shareholders in April 2015

Salt Lake City, UT — February 27, 2015, 4:00 PM (ET) — Control4 (NASDAQ: CTRL), a leader in residential and commercial automation systems, today announced the resignations of its remaining early-stage investor board members, Len Jordan, Managing Director of Madrona Ventures Group (formerly with Frazier Technology Ventures), and Steven Vassallo, General Partner of Foundation Capital.  Frazier Technology Venture’s initial investment in Control4 was in June 2004, and Foundation Capital’s was in July 2005.  Both resignations are effective as of Control4’s 2015 Annual Meeting of Shareholders, currently scheduled for April 28, 2015.  A search is currently underway for replacement directors with applicable industry experience and broad operating capability.

“Len, Steve and their venture firms have been great champions of Control4, from the initial phases of the company’s development, through our transition to a disciplined and focused public company,” explained Martin Plaehn, Control4’s Chairman and CEO.  “We’re grateful for their passion, commitment and counsel to help make Control4 a growing, profitable and successful leader in the home automation space.”

Mr. Jordan remarked, “As an early investor in Control4, it’s been extremely gratifying to help with Control4’s growth and advancement in all aspects, including its employees, solutions, market position, and opportunity.”  Mr. Vassallo added, “The smart and connected home category is an exciting and growing opportunity, and Control4 is well positioned to benefit from the increasing consumer demand for home automation.”

As part of the ongoing transition from a venture-backed start-up to a public company, James Caudill, a current board member, will be replacing Mr. Jordan on the Company’s Audit Committee, and Jeremy Jaech, a current board member, will be replacing Messrs. Jordan and Vassallo on the Company’s Compensation Committee.

About Control4

Control4 (NASDAQ: CTRL) is a leading provider of automation systems for homes and businesses, offering personalized control of lighting, music, video, temperature, security, communications and similar functionalities into a unified home automation solution that enhances the daily lives of its customers. Control4 unlocks the potential of connected devices, making entertainment systems easier to use, homes more comfortable and energy efficient, and families more secure. More than 75% of Control4’s consumers have integrated two or more functionalities with Control4’s solution, which is available through more than 3,000 custom integrators, retail outlets, and distributors in over 80 countries. By delivering insightfully simple control solutions that enhance the lives of individuals and families, Control4 is the automation platform of choice for consumers, major consumer electronics companies, hotels, and businesses around the world.

Forward Looking Statement

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the timing of the resignations of Len Jordan and Steven Vassallo and prospects for Control4’s director search. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4’s views as of the date of this press release. The company anticipates that subsequent events and developments may cause its views to change. Control4 has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this press release.

Contacts:

Investor Relations	Media:
Mike Bishop	Blair Sonnen
The Blueshirt Group	Control4
Tel: +1 415-217-4968	Tel: +1 801-619-4245
mike@blueshirtgroup.com	bsonnen@control4.com

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